UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

The GC Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-159167

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 606-5900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, The GC Net Lease REIT, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated December 30, 2010, for the purpose of filing the pro forma financial information required by Item 9.01 of Form 8-K with respect to the Registrant’s acquisition of a property located in Loveland, Colorado (the “Quad/Graphics property”) in accordance with Article 11 of Regulation S-X.

In accordance with Article 11 of Regulation S-X, the Registrant hereby files the following unaudited pro forma financial information.

Item 9.01. Financial Statements

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEETS

September 30, 2010

(Unaudited)

On December 30, 2010, The GC Net Lease REIT, Inc. (the “Company”), through its operating partnership, purchased the Quad/Graphics property from an unaffiliated third party. The purchase price of the Quad/Graphics property was $11.85 million, which includes the Company’s January rent payment and the prorated share of the December rent payment totaling $0.11 million, which were paid at closing and recorded as prepaid rent. In addition, the Company funded a deferred maintenance reserve of $0.26 million. The purchase price and related closing fees and expenses were partially financed with $7.87 million in debt from a bridge loan obtained from KeyBank National Association (“KeyBank”) (the “Bridge Loan”), $4.04 million in cash raised in the Company’s initial public offering, and $0.20 million in good faith deposits. As of the acquisition date, the Quad/Graphics lease had approximately 12 years remaining, expiring on July 1, 2022.

The following unaudited pro forma condensed consolidated balance sheets are presented to reflect (1) the acquisition of the Quad/Graphics property from an unaffiliated third party to give effect to the acquisition of the property as if the acquisition had occurred on September 30, 2010; and (2) the issuance of shares to fund the cash portion of the acquisition.

The unaudited pro forma condensed consolidated balance sheets should be read in conjunction with the audited Consolidated Balance Sheets and the accompanying notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the unaudited Consolidated Balance Sheets and the accompanying notes thereto, as of September 30, 2010, contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010.

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	Historical September 30, 2010	Pro Forma Adjustment- Quad/Graphics		Pro Forma
Assets:

Rental properties, net	$91,783,945	$12,185,336	A	$103,969,281

Above market leases	1,778,335	-		1,778,335

Cash and cash equivalents	1,849,510	-		1,849,510

Restricted cash	1,352,954	260,000	B	1,612,954

Deferred financing costs, net	591,916	178,065	C	769,981

Deferred rent and other accounts receivables	568,825	(200,000)	D	368,825

Total Assets	97,925,485	12,423,401		110,348,886

Liabilities:

Mortgage payable	39,184,125	-		39,184,125

Credit facility	21,970,000	-		21,970,000

Bridge Loan	-	7,871,500	E	7,781,500

Restricted reserves	488,347	-		488,347

Below market leases	546,975	335,336	A	882,311

Due to affiliates, net	939,654	-		939,654

Prepaid rent	-	107,875	F	107,875

Accounts payable and other liabilities, including distributions payable	765,245	-		765,245

Total Liabilities	63,894,346	8,314,711		72,209,057

Noncontrolling interests subject to redemption	4,886,686	-		4,886,686

Common stock subject to redemption	91,022	-		91,022

Stockholders’ Equity:

Preferred Stock, $0.001 par value, 200,000,000 shares authorized, 0 shares issued and outstanding	-	-		-

Common Stock, $0.001 par value, 700,000,000 shares authorized, 902,314 and 1,155,544 shares issued and outstanding, historical and pro forma, respectively	12,523	4,108	G	16,631
Additional paid-in capital	10,529,097	4,104,582	G	14,633,679
Cumulative distributions	(453,845)	-		(453,845)
Accumulated deficit	(864,725)	-		(864,725)

Total GC Net Lease REIT, Inc. stockholders’ equity	9,223,050	4,108,690		13,331,740

Noncontrolling interests	19,830,381	-		19,830,381
Total equity	29,053,431	4,108,690		33,162,121

Total liabilities and stockholders’ equity	$97,925,485	$12,423,401		$110,348,886

See accompanying notes

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

The following unaudited pro forma condensed consolidated statements of operations of the Company, for the year ended December 31, 2009 and for the nine months ended September 30, 2010, are presented as if (1) the Renfro, Plainfield and Emporia Partners properties were contributed by affiliates of the Company’s sponsor as of the beginning of the year ended December 31, 2009; (2) the Will Partners property was contributed to the Company by three unaffiliated third parties and an affiliate of the Company’s sponsor as of the beginning of the year ended December 31, 2009; (3) the ITT and Quad/Graphics properties were acquired by the Company from unaffiliated third parties as of the beginning of the year ended December 31, 2009; (4) the Company assumed the related secured mortgage debt in conjunction with the contribution of the Renfro, Plainfield and Emporia properties (the unaudited pro forma condensed consolidated statements of operations reflect the terms of the Renfro debt and the Renfro lease as if in place on January 1, 2009); (5) the Will Partners and ITT properties were financed from the credit facility obtained from KeyBank (the “Credit Facility”) and the Quad/Graphics property was financed with the Bridge Loan; (6) the Company issued a total of 3.15 million limited partnership units of the Operating Partnership in exchange for the contributed properties; (7) the Company issued 129,032 shares at $9.30 per share and the receipt of cash as of January 1, 2009; and (8) the Company issued 664,000 shares at $10.00 per share and the receipt of cash as of January 1, 2009.

The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the Consolidated Financial Statements and accompanying notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the unaudited consolidated financial statements and accompanying notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010. In the Company’s opinion, all adjustments necessary to reflect the effects of the properties contributed and acquired, the respective debt, and the issuance of the Company’s shares and limited partnership units have been made.

The pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual operating results would have been had the properties been contributed on January 1, 2009 nor do they purport to represent the Company’s future operating results.

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

December 31, 2009

(Unaudited)

	Historical	Renfro Historical	Plainfield Historical	Will Partners Historical	Emporia Partners Historical	ITT Historical	Quad/Graphics Historical	Pro Forma Adjustment		Pro Forma
Revenue:
Rent revenue	$2,507,487	$840,052	$1,086,750	$2,278,523	$765,089	$522,800	$1,132,832	$376,814	a	$9,510,347
Tenant recoveries – Property taxes	213,878	67,560	101,156	473,052	196,460	107,529	189,243	-	a	1,348,878
Interest income	11,212	-	-	-	-	-	-	-		11,212

Total revenue	2,732,577	907,612	1,187,906	2,751,575	961,549	630,329	1,322,075	376,814		10,870,437

Asset management fee	219,674	-	-	-	-	-	-	599,421	b	819,095
Property management fee	68,442	-	-	-	-	-	-	209,622	c	278,064
Property tax expenses	213,878	67,560	101,156	473,052	196,460	107,529	189,243	-	a	1,348,878

Acquisition fees and expenses	1,637,592	-	-	-	-	-	-	2,041,448	d	3,679,040
General and administrative	683,769	-	-	-	-	-	-	-		683,769
Depreciation and amortization expense	920,919	-	-	-	-	-	-	2,614,462	e	3,535,381

Interest expense	1,223,889	-	-	-	340,451	-	-	2,785,465	f	4,349,805

Total expenses	4,968,163	67,560	101,156	473,052	536,911	107,529	189,243	8,250,418		14,694,032

Net loss	(2,235,586)	840,052	1,086,750	2,278,523	424,638	522,800	1,132,832	(7,873,604)		3,823,595

Net loss attributable to noncontrolling interest	$(1,989,071)	-	-	-	-	-	-	(1,028,893)	g	$3,017,964

Net loss available to common stockholders	$(246,515)	-	-	-	-	-	-	(559,116)	g	$805,631

Net loss per share, basic and diluted	$(1.79)									$(0.95)

Weighted average shares - basic and diluted	137,598								g	845,886

See accompanying notes

THE GC NET LEASE REIT, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Months Ended September 30, 2010

(Unaudited)

	Historical	Will Partners Historical	Emporia Partners Historical	ITT Historical	Quad/ Graphics Historical	Pro Forma Adjustment		Pro Forma
Revenue:
Rent revenue	$4,360,260	$976,762	$533,449	$477,431	$909,384	$9,052	a	$7,266,338
Tenant recoveries – Property taxes	462,419	236,526	128,333	78,256	141,932	-	a	1,047,466
Interest income	3,747	-	-	-	-	-		3,747

Total revenue	4,826,426	1,213,288	661,782	555,687	1,051,316	9,052		8,317,551

Asset management fee	378,147	-	-	-	-	235,400	b	$613,547
Property management fee	123,245	-	-	-	-	100,008	c	223,253
Property tax expenses	462,419	236,526	128,333	78,256	141,932	-	a	1,047,466
Acquisition fees and expenses	1,582,353	-	-	-	-	508,666	d	2,091,019
General and administrative	860,660	-	-	-	-	-		860,660
Depreciation and amortization expense	2,000,663	-	-	-	-	1,101,154	e	3,101,817
Interest expense	2,142,331	-	213,794	-	-	973,518	f	3,329,643

Total expenses	7,549,818	236,526	342,127	78,256	141,932	2,918,746		11,267,405

Net loss	(2,723,392)	976,762	319,655	477,431	909,384	(2,909,694)		(2,949,854)

Net loss attributable to noncontrolling interest	$(2,105,182)	-	-	-	-	(70,925)	g	$(2,176,107)

Net loss available to common stockholders	$(618,210)	-	-	-	-	(155,537)	g	$(773,747)

Net loss per share, basic and diluted	$(0.86)							$(0.69)

Weighted average shares - basic and diluted	715,469						g	1,126,338

See accompanying notes

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Rental Properties

On April 21, 2009, the board of directors of the Company approved the contribution of certain properties from Plainfield Partners, LLC and Renfro Properties LLC, affiliates of the Company, to The GC Net Lease Operating Partnership, LP, (the “Operating Partnership”), and the contribution was completed on June 18, 2009. The properties are occupied by Chicago Bridge & Iron Corporation and Renfro Corporation, respectively. These properties were contributed upon the Company fulfilling its minimum offering requirement, among other events. As of the contribution date, the Plainfield and Renfro leases had remaining lease terms of 13 and 12 years, respectively.

On May 10, 2010, the board of directors approved the contribution, to the Operating Partnership, of a property from Will Partners LLC, an entity owned by an affiliate of the Company’s sponsor, and three unaffiliated third parties. The contribution was completed on June 4, 2010. The Will Partners property is occupied by World Kitchen, LLC. As of the contribution date, the Will Partners lease had a remaining lease term of 10 years.

On July 14, 2010, the board of directors approved the contribution, to the Operating Partnership, of all of the ownership interests in Emporia Partners LLC and the contribution of a property owned by such entity, from various affiliates of the Company’s sponsor. The contribution was completed on August 27, 2010. The Emporia Partners property is leased to Hopkins Enterprises, which subleases the property to Hopkins Manufacturing Corporation. As of the contribution date, the Emporia Partners lease had a remaining lease term of 10 years.

On August 10, 2010, the board of directors approved the acquisition, by the Operating Partnership, of an office facility (the “ITT property”) from an unaffiliated third party. The acquisition was completed on September 23, 2010. The ITT property is leased to ITT Educational Services, Inc. at a fixed annual rent of $21.28 per square foot for the term of the lease. As of the acquisition date, the ITT lease had a remaining lease term of six years.

On November 9, 2010, the board of directors approved the acquisition, by the Operating Partnership, of a printing facility (the “Quad/Graphics property”) from an unaffiliated third party. The acquisition was completed on December 30, 2010. The Quad/Graphics property is leased to World Color (USA), LLC, at a fixed annual rent of $7.16 per square foot for the term of the lease. As of the acquisition date, the Quad/Graphics lease had a remaining lease term of 12 years.

Four of the six leases described above are full net leases, obligating each tenant to all expenses and costs of operating and maintaining the respective property, including capital expenditures. The ITT and Quad/Graphics leases obligate the tenant to all expenses and costs of operating and maintaining the respective property, leaving the respective landlords responsible for certain capital expenditures such as roof, parking lot, mechanical and structural costs. Reserves of $350,000 and $260,000 were established at closing to fund immediate and necessary owner obligations for the ITT and Quad/Graphics leases, respectively.

The properties described above are hereinafter referred to collectively as the “Properties.”

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In accordance with Accounting Standards Codification (“ASC”) 805-10, “Business Combinations” (“ASC 805-10”), the Company performs the following procedures when allocating the contributed or acquired value of the real estate: (1) estimate the value of the real estate as of the transaction date on an “as if vacant basis”; (2) allocate the “as if vacant” value among land, building, and tenant improvements; (3) calculate the value of the intangible assets and liabilities as the difference between the “as if vacant” value and the contributed value; and (4) allocate the intangible value to the above, below and at market leases, leasing costs associated with in-place leases, tenant relationships and other intangible assets. The contribution value or the acquisition value of the Properties has been allocated, as of the transaction dates, in accordance with the methodology discussed above, and are presented in the unaudited pro forma condensed consolidated balance sheets.

The value allocated to building is depreciated and tenant improvements are amortized on a straight-line basis over an estimated useful life. The building is depreciated over a 40 year useful life and tenant improvements are amortized over the remaining contractual, non-cancelable term of the in-place lease. The value of above and below market leases are amortized over the remaining contractual, non-cancelable term of the in-place lease and recorded as either an increase (for below market leases) or a decrease (for above market leases) to rental income. Costs associated with originating these leases are amortized over the remaining contractual, non-cancelable term of the in-place lease, and are included in rental properties, net, in the accompanying unaudited pro forma condensed consolidated balance sheets.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheets

The Unaudited Pro Forma Condensed Consolidated Balance Sheets as of September 30, 2010 reflect the following adjustments:

A.        Represents the acquisition of the Quad/Graphics property by the Operating Partnership, in exchange for cash and the assumption and financing of debt. The acquired value of the Quad/Graphics property is reflected in the unaudited pro forma condensed consolidated balance sheets of the Company at fair market value. Rental properties, net, and in-place lease valuation is comprised of:

Quad/Graphics

Building and improvements	$8,210,166

Land at fair market value	1,949,600

Intangible leasing assets	2,025,570

Rental properties, net	$12,185,336

In-place lease valuation- below market	$(335,336)

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

B.        A $0.26 million deferred maintenance reserve was established for the Quad/Graphics property at closing.

C.        Financing costs of $0.18 million, representing lender fees and costs, were capitalized. These fees and costs were paid to KeyBank as part of the Bridge Loan, as discussed below, and are amortized over the term of the debt.

D.        Good faith deposits totaling $0.20 million were deposited into escrow for the benefit of the seller, pursuant to the Purchase and Sale agreement for the Quad/Graphics property. At closing, these deposits were applied against the purchase price.

E.        The acquisition of the Quad/Graphics property was partially funded with the Bridge Loan. The material terms of the Bridge Loan are as follows:

i.	$7.87 million;

ii.	450 basis points over daily LIBOR, with a LIBOR floor of 2.0%;

iii.	Six-month term, due on June 30, 2011;

iv.	Repaid with net equity raised, with minimum monthly payment of $1.33 million; and

v.	Guaranteed by various wholly-owned subsidiaries of the Company’s Operating Partnership, as well as by Kevin A. Shields, the Company’s President and Chairman.

In connection with the Bridge Loan, the Company also executed the second amendment to the credit agreement with KeyBank (the “Second Amendment to Credit Facility”). Pursuant to the Second Amendment to Credit Facility, the debt obtained from the Bridge Loan is secured under the Credit Facility. When the Bridge Loan is paid in full, the Quad/Graphics property will serve as additional security for the Credit Facility, the guarantees issued in connection with the Bridge Loan will be released, and the Quad/Graphics property may be refinanced pursuant to the terms of the Credit Facility.

F.        Represents January rent and the pro rated allocation of December rent for the Quad/Graphics property at closing. Rent that was earned from the time of the acquisition date through the end of the month was applied to the purchase price and recorded to prepaid rent at the time of closing.

G.        Represents equity raised of approximately $4.11 million through the issuance of 410,869 shares at a price per share of $10.00, net of offering costs, from October 1, 2010 to the date of the Quad/Graphics property acquisition.

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

The historical amounts for the Properties presented include operating revenues and certain operating expenses as required by Rule 3-14 and Article 11 of Regulation S-X. Other property level expenses, such as depreciation, interest expense and management fees, are presented as pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, and are derived from the results of each transaction:

a.         The pro forma adjustments reflect the contribution and acquisition of the Properties as of January 1, 2009 and include adjustments to reflect the following:

The historical rent revenue includes the contractual rent, straight-line rent and in-place lease valuation amortization. The Pro Forma Adjustments are presented to adjust contractual rent revenue to a straight-line and the amortization of in-place lease valuation, in accordance with ASC 805-10, for each property, as if the property was acquired on January 1, 2009. The following summarizes the adjustment made to rent revenue for the period ended December 31, 2009:

	Renfro	Plainfield	Will Partners	Emporia Partners	ITT	Quad/Graphics	Total
Adjustment to straight-line	$60,444	$115,272	$(24,221)	$134,739	$197,555	$47,915	$531,704
(Above)/below market, in-place rent	(4,284)	21,183	(143,093)	-	(57,645)	28,949	(154,890)

Total rent revenue adjustment	$56,160	$136,455	$(167,314)	$134,739	$139,910	$76,864	$376,814

The unaudited pro forma adjustment to rental revenue for the Will Partners, Emporia Partners, ITT and Quad/Graphics properties for the nine months ended September 30, 2010 consisted of the following:

	Will Partners	Emporia Partners	ITT	Quad/Graphics	Total
Adjustment to Straight-line	$17,071	$42,750	$40,978	$(23,824)	$76,975
(Above)/Below market, in-place rent	(60,813)	-	(28,822)	21,712	(67,923)

Total Base Rent	$(43,742)	$42,750	$12,156	$(2,112)	$9,052

Property tax recovery is reflected in the statements as the Company has ultimate responsibility for these expenses. Property tax recovery amounts are estimated based on information available to the Company on a given date and may be updated as new information becomes available.

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following are the explanations for other operating and property level expenses included in the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and for the nine month period ended September 30, 2010:

b.         Asset management fees are paid monthly to the Company’s advisor at 0.0625%, or 0.75% annually, based on the aggregate book value of the properties, pursuant to the Advisory Agreement dated February 10, 2009, as amended.

c.         Property management fees are paid to The GC Net Lease REIT Property Management, LLC monthly at 3.0% of gross property revenues received, pursuant to the Property Management Agreement.

d.         Acquisition fees and expenses are incurred with each contribution and acquisition transaction. The amounts incurred for the Will Partners property, the Emporia Partners property, the ITT property and the Quad/Graphics property were $909,362, $363,023, $260,397, and $508,666, respectively.

e.         Depreciation expense is reflected in the pro forma financial statements based on an estimated useful life of 40 years at the contributed basis or acquisition price for building and building improvements, and the remaining contractual, in-place non-cancelable lease term for intangible lease value. The following tables summarize the depreciation and amortization expense adjustment to the unaudited pro forma condensed consolidated statements of operations, by asset category:

For the year ended December 31, 2009:

	Renfro	Plainfield	Will Partners	Emporia Partners	ITT	Quad/Graphics	Total
Building and building improvements	$173,102	$201,413	$466,354	$142,335	$77,446	$205,255	$1,265,905
Tenant absorption and leasing costs	134,542	173,084	488,394	181,361	196,314	174,862	1,348,557

Total	$307,644	$374,497	$954,748	$323,696	$273,760	$380,117	$2,614,462

For the nine month period ended September 30, 2010:

	Will Partners	Emporia Partners	ITT	Quad/Graphics	Total
Building and building improvements	$198,201	$92,977	$55,980	$153,940	$501,098
Tenant absorption and leasing costs	207,567	118,470	142,872	131,147	600,056

Total	$405,768	$211,447	$198,852	$285,087	$1,101,154

f.         Interest expense related to the acquired and assumed property debt is reflected in the pro forma based on the interest rates and terms described above in Note E under “Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheets.” The following tables summarize the interest expense adjustments to the unaudited pro forma condensed consolidated statements of operations:

THE GC NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of December 31, 2009:

Renfro (at a rate of 6.50%)	$396,680
Plainfield (at a rate of 6.65%)	662,563
Will Partners (at a rate of 5.75%)	971,750
ITT (at a rate of 5.75%)	295,574
Quad/Graphics (at a rate of 6.50%)	458,898

Total	$2,785,465

For the nine months ended September 30, 2010:

Will Partners (at a rate of 5.75%)	$415,693
ITT (at a rate of 5.75%)	214,595
Quad/Graphics (at a rate of 6.50%)	343,230

Total	$973,518

Interest expense for the Emporia Partners property is included in historical interest expense, as part of the operating expenses, which are required by Rule 3-14 of Regulation S-X.

g.         Net loss attributable to noncontrolling interest is derived as if the limited partnership units were issued for the Properties as of January 1, 2009 and converted to common stock. Earnings per share of common stock is calculated based on the actual weighted average shares outstanding for the twelve month period ended December 31, 2009 and the 129,032 shares issued that met the minimum offering requirement as if outstanding on January 1, 2009. Weighted average common shares for September 30, 2010 have not been adjusted. The following table summarizes the weighted average shares outstanding the end of each period and the allocable percentage of noncontrolling interest:

	For the Year Ended December 31, 2009	For the Nine Months Ended September 30, 2010
Weighted average shares outstanding (initial capitalization of the Company)	100	-
Weighted average shares outstanding (initial issuance), as if outstanding at the beginning of the period, and outstanding for the nine months ended September 30, 2010	129,032	-
Weighted average shares outstanding (subsequent issuances)	52,655	-
Weighted average shares from equity raised from July 1, 2010 through September 23, 2010	253,230	-
Weighted average shares from equity raised from October 1, 2010 through December 30, 2010	410,869	410,869
Weighted average shares outstanding as of September 30, 2010 (subsequent issuances)	-	715,469

Total weighted average shares outstanding (Z)	845,886	1,126,338
Operating partnership units issued in the initial capitalization of the operating partnership (W)	20,000	20,000
Operating partnership units issued in conjunction with the contribution of Renfro and Plainfield, and as if converted to common stock (X)	2,020,000	2,020,000
Operating partnership units issued in conjunction with the acquisition of Will Partners, and as if converted to common stock (X)	813,043	813,043
Operating partnership units issued in conjunction with the acquisition of Emporia Partners, and as if converted to common stock (X)	315,217	315,217

Total outstanding shares (Z + W + Sum X = Y)	4,014,146	4,294,598

Percentage of operating partnership units (noncontrolling interests) to total outstanding shares (W+ Sum of X)/(Y)	78.93%	73.77%

Net loss allocable to noncontrolling interest based on the percentage of operating partnership units outstanding to total outstanding shares	$(3,017,964)	$(2,176,107)

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GC NET LEASE REIT, INC.

Date: March 18, 2011	By:	/s/ Joseph E. Miller

Joseph E. Miller
Chief Financial Officer